Exhibit 99.1

AT THE COMPANY Robert Wilson – Chief Financial Officer 520/747-6600	AT CAMERON ASSOCIATES Alison Ziegler 212/554-5469

FOR IMMEDIATE RELEASE

Providence Service Corporation Provides Clarification on

Matrix’s Future Operating Performance

TUCSON, ARIZONA – November 6, 2014 — On November 6, 2014, The Providence Service Corporation (the “Company”) (Nasdaq: PRSC) held a conference call to discuss its financial results and corporate developments for the third quarter of 2014. During the question and answer session, the Company responded to questions relating to the expected future operating performance of its newly acquired business, CCHN Group Holdings, Inc., the parent company of Community Care Health Network, Inc. (d/b/a Matrix Medical Network) (“Matrix”).

The Company would like to clarify that it expects:

•	Matrix’s average revenue growth to be greater than 12% over the next three years, with Adjusted EBITDA margins greater than 20%.

•	Full-year 2014 revenue and Adjusted EBITDA for Matrix to be $210 million and $49 million, respectively.

Adjusted EBITDA for Matrix excludes operating costs associated with the build-out of Matrix’s chronic care offering.

About Providence

Providence is a Tucson, Arizona-based company that provides and manages government sponsored human services, innovative global employment services and non-emergency transportation services. It offers: (1) non-emergency transportation management services to state Medicaid programs, local government agencies, hospital systems, health maintenance organizations, private managed care organizations and commercial insurers, as well as to individuals with limited mobility, people with limited means of transportation, people with disabilities and Medicaid members (2) home- and community-based counseling services, which include home-based and intensive home-based counseling, workforce development, substance abuse treatment services, school support services and correctional services; (3) foster care and therapeutic foster care services; (4) case management, referral and monitoring services; and (5) social improvement, employment and welfare services to various international government bodies and corporations. Providence is unique in that it provides and manages its human services primarily in the client’s own home or in community based settings, rather than in hospitals or treatment facilities and provides its non-emergency transportation services through local transportation providers rather than an owned fleet of vehicles. The Company provides a range of services through its direct entities to approximately 57,400 and 232,000 human services and workforce development services clients, respectively, with approximately 20.7 million individuals eligible to receive the Company’s non-emergency transportation services. Its workforce development services include nearly 180 delivery sites spanning 10 countries.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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64 E. Broadway Blvd. • Tucson, Arizona 85701 •Tel 520/747-6600 •Fax 520/747-6605 •www.provcorp.com